EXHIBIT 99.1

Press Release

For Immediate Release

For Details Contact:		40W267 Keslinger Road
Edward J. Richardson	Robert J. Ben	PO BOX 393
Chairman and CEO	EVP & CFO	LaFox, IL 60147-0393 USA
Phone: (630) 208-2320	(630) 208-2203	(630) 208-2200 | Fax: (630) 208-2550

RICHARDSON ELECTRONICS REPORTS STRONG FOURTH QUARTER AND FISCAL 2026 RESULTS; DECLARES QUARTERLY CASH DIVIDEND

Fourth quarter net sales increased 27.6% year over year, with growth across all three business units

Fourth quarter GAAP net income increased 244.4% to $3.7 million, or $0.25 per common share (diluted)

Fiscal 2026 net sales increased 9.4%, marking the Company’s second consecutive year of annual sales growth

Backlog reached $164.4 million, its highest level in three years and an increase of 8.7% from the third quarter

LaFox, IL, JULY 22, 2026: Richardson Electronics, Ltd. (NASDAQ: RELL) today reported financial results for its fourth quarter and fiscal year ended May 30, 2026. The Company also announced that its Board of Directors declared a $0.06 per share quarterly cash dividend.

“I am pleased to report that Richardson Electronics delivered its eighth consecutive quarter of year-over-year sales growth, and the highest quarterly net sales since the third quarter of fiscal 2023. Fourth-quarter performance reflected strong demand in Power and Microwave Technologies, particularly for engineered solutions serving the semiconductor wafer fabrication equipment market, as well as distributed RF and microwave products. We also continued to see growth in Green Energy Solutions and Canvys had a record quarter. For the full fiscal year, our team executed well, delivering sales growth, improved gross margin, and stronger operating performance,” said Edward J. Richardson, Chairman, Chief Executive Officer, and President.

“Our backlog ended the year at its highest level in three years, reflecting continued customer activity across several of our key markets. We are encouraged by the opportunities we see in power management, semiconductor manufacturing, defense, energy storage, and customized display solutions. While the broader economic environment remains fluid, our strong balance sheet, technical capabilities, and focus on higher-value engineered solutions position us well to build on the progress achieved in fiscal 2026 and create sustainable long-term value for our shareholders,” Mr. Richardson concluded.

Fourth Quarter Results

Net sales for the fourth quarter of fiscal 2026 were $66.2 million, a 27.6% increase from $51.9 million in the prior year’s fourth quarter. All business units experienced strong year-over-year sales growth.

PMT sales increased $10.4 million, or 28.1% due to strong growth in semiconductor wafer fab and RF and Microwave products. GES sales increased by $1.1 million, or 20.4% as a result of higher sales of Wind products. Canvys’ sales increased $2.8 million, or 29.5%, reflecting higher sales in North America.

Backlog grew 8.7% to $164.4 million at the end of the fourth quarter of fiscal 2026, versus $151.2 million at the end of the third quarter of fiscal 2026, primarily driven by an increase in PMT. Total GES backlog improved by nearly 5%.

Gross margin for the fourth quarter was 31.2% of net sales, compared to 31.6% during the fourth quarter of fiscal 2025. PMT gross margin decreased to 31.1%, compared to 31.4%, as a result of product mix. GES gross margin decreased to 30.2%, from 31.6% also due to product mix. Canvys gross margin increased to 32.3%, from 32.1% primarily due to improved freight costs as a percentage of net sales.

Operating expenses were $17.6 million, compared to $15.6 million in the fourth quarter of fiscal 2025. The increase in operating expenses resulted from higher salaries and incentives driven by the significant sales growth in both the fourth quarter and fiscal year 2026. Also, included in operating expenses for the fourth quarter of fiscal 2026 was a $0.4 million unclaimed property state audit settlement. As a percentage of net sales, operating expenses improved to 26.6% in the fourth quarter of fiscal 2026 versus 30.0% in the prior year’s fourth quarter.

Gain on disposal of assets of $0.8 million resulted from the sale of healthcare equipment and inventory related to ALTA products, which are no longer being manufactured and sold.

Operating income was $3.9 million and non-GAAP operating income* was $3.5 million for the fourth quarter of fiscal 2026, compared to an operating income of $0.6 million and non-GAAP operating income* of $0.8 million in the prior year’s fourth quarter. Other income for the fourth quarter of fiscal 2026, including interest income and foreign exchange was $0.3 million, compared to other income of $1.3 million in the fourth quarter of fiscal 2025.

Income tax provision was $0.4 million and non-GAAP income tax provision* was $0.7 million for the fourth quarter of fiscal 2026, versus an income tax provision of $0.9 million and non-GAAP income tax provision* of $0.3 million in the prior year’s fourth quarter. The effective tax rate for the fourth quarter of fiscal 2026 was 10.8%.

Net income was $3.7 million and non-GAAP net income* was $3.0 million for the fourth quarter of fiscal 2026, compared to net income of $1.1 million and non-GAAP net income* of $1.8 million for the fourth quarter of fiscal 2025. Earnings per common share (diluted) were $0.25 and non-GAAP earnings per common share (diluted)* were $0.21 in the fourth quarter of fiscal 2026, compared to earnings per common share (diluted) of $0.08 and non-GAAP earnings per common share (diluted)* of $0.12 in the fourth quarter of fiscal 2025.

EBITDA* was $5.0 million in the fourth quarter of fiscal 2026. EBITDA* after adjusting to exclude the gain on the sale of Healthcare assets and the unclaimed property state audit settlement (Adjusted EBITDA*) was $4.2 million in the fourth quarter of fiscal 2026.

EBITDA* for the fourth quarter of fiscal 2025 was $2.9 million. EBITDA* after adjusting to exclude the loss on the sale of the majority of its Healthcare assets (Adjusted EBITDA*) was $3.1 million in the fourth quarter of fiscal 2025.

The Company maintained its solid financial position with cash and cash equivalents of $31.8 million as of May 30, 2026, versus $29.5 million as of February 28, 2026. Cash generated during the fourth quarter of fiscal 2026 primarily related to net income adjusted for depreciation and amortization and lower inventory, partially offset by higher accounts receivable. The Company also invested $1.0 million during the quarter in capital expenditures, primarily related to its manufacturing business, facilities improvements, and IT systems, versus $0.8 million during last year’s fourth quarter.

As of the end of the fourth quarter of fiscal 2026, the Company had no outstanding debt on its revolving line of credit with PNC Bank.

Fiscal Year Ended May 30, 2026

Net sales for fiscal 2026 were $228.6 million, an increase of 9.4%, compared to net sales of $208.9 million during fiscal 2025. Sales increased by $13.5 million, or 9.1% for PMT, $2.1 million, or 7.3% for GES, and $4.1 million, or 12.4% for Canvys.

Gross profit increased to $71.3 million during fiscal 2026, compared to $64.8 million during fiscal 2025. As a percentage of net sales, gross margin was 31.2% of net sales during fiscal 2026, compared to 31.0% during fiscal 2025 primarily due to product mix.

Operating expenses increased to $65.7 million for fiscal 2026, compared to $62.2 million for fiscal 2025. The increase in operating expenses resulted from higher salaries and incentive compensation as a result of the significant sales growth in fiscal 2026 as well as the unclaimed property state audit settlement expense. As a percentage of net sales, operating expenses were 28.8% during fiscal 2026 versus 29.8% during fiscal 2025.

Operating income was $6.5 million and non-GAAP operating income* was $6.1 million during fiscal 2026, compared to an operating loss of $2.5 million and non-GAAP operating income* of $2.6 million during fiscal 2025. Other income for fiscal 2026, including interest income, foreign exchange and other, was $1.0 million, compared to other income of $0.9 million in fiscal 2025.

The income tax provision was $1.1 million and the non-GAAP income tax provision* was $1.4 million for fiscal 2026 compared to an income tax benefit of $0.4 million and a non-GAAP income tax provision* of $0.3 million during fiscal 2025. The effective tax rate for fiscal 2026 was 14.6%.

Net income was $6.4 million and non-GAAP net income* was $5.7 million for fiscal 2026, versus a net loss of $1.1 million and a non-GAAP net income* of $3.2 million during fiscal 2025. Earnings per common share (diluted) was $0.44 and non-GAAP earnings per common share (diluted)* was $0.40 for fiscal 2026 compared to $0.08 net loss per common share (diluted) and non-GAAP earnings per common share (diluted)* of $0.22 for fiscal 2025.

EBITDA* for fiscal 2026 was $11.3 million. EBITDA* after adjusting to exclude the gain on sale of Healthcare assets and the unclaimed property state audit settlement expense (Adjusted EBITDA*) was $10.4 million. EBITDA* for fiscal 2025 was $2.5 million. EBITDA* after adjusting to exclude the loss on the sale of Healthcare assets (Adjusted EBITDA*) was $7.5 million.

* Please refer to Unaudited Reconciliation between GAAP and non-GAAP Financial Measures below for a reconciliation of non-GAAP items to the comparable GAAP measures.

CASH DIVIDEND DECLARED

The Board of Directors of Richardson Electronics declared a $0.06 quarterly cash dividend per share to holders of common stock and a $0.054 cash dividend per share to holders of Class B common stock. The dividend will be payable on August 26, 2026, to common stockholders of record as of August 7, 2026.

NON-GAAP FINANCIAL MEASURES

In addition to financial measures (“GAAP financial measures”) prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we have included financial measures in this press release that are not defined by or calculated in accordance with GAAP (collectively, “non-GAAP financial measures”). For each of the non-GAAP financial measures referenced in this release, we are providing below a reconciliation of differences between the non-GAAP financial measure and the most directly comparable GAAP financial measure. We also provide an explanation of why the Company believes these non-GAAP financial measures provide useful information to investors, and any additional material purposes for which our management or Board of Directors use these non-GAAP financial measures.

Non-GAAP Operating Income (Loss): Non-GAAP operating income (loss) is GAAP operating income (loss), adjusted to exclude the gain/loss on the sale of assets of the Company’s Healthcare business recorded in fiscal 2025 and fiscal 2026 and the settlement of an unclaimed state property audit in fiscal 2026. The following table represents the Company’s calculation of non-GAAP operating income (loss) for the periods presented and a reconciliation to the most directly comparable GAAP financial measure:

	Unaudited
	($ in thousands)
	Three Months Ended		Twelve Months Ended
	May 30, 2026	May 31, 2025	May 30, 2026	May 31, 2025
Operating income (loss) reconciliation
Income (loss) from operations	$3,867	$631	$6,464	$(2,463)
(Gain) loss on disposal of healthcare assets and related charges	(847)	158	(847)	5,074
Settlement of an unclaimed state property audit	436	—	436	—
Non-GAAP operating income	$3,456	$789	$6,053	$2,611

Non-GAAP Income (Loss) Before Taxes: Non-GAAP Income (Loss) Before Taxes is income (loss) before taxes, adjusted to exclude the gain/loss on the sale of assets of the Company’s Healthcare business recorded in fiscal 2025 and fiscal 2026 and the settlement of an unclaimed state property audit in fiscal 2026.The following table represents the Company’s calculation of non-GAAP Income (Loss) Before Taxes for the periods presented and a reconciliation to the most directly comparable GAAP financial measure:

	Unaudited
	($ in thousands)
	Three Months Ended		Twelve Months Ended
	May 30, 2026	May 31, 2025	May 30, 2026	May 31, 2025
Income (loss) before income taxes reconciliation
Income (loss) before income tax	$4,149	$1,964	$7,478	$(1,531)
(Gain) loss on disposal of healthcare assets and related charges	(847)	158	(847)	5,074
Settlement of an unclaimed state property audit	436	—	436	—
Non-GAAP income before tax	$3,738	$2,122	$7,067	$3,543

NON-GAAP FINANCIAL MEASURES (continued)

Non-GAAP Income Tax Expense or Benefit: Non-GAAP Income Tax Expense or Benefit is income tax provision (benefit), adjusted to exclude the gain/loss on the sale of assets of the Company’s Healthcare business recorded in fiscal 2025 and fiscal 2026, the settlement of an unclaimed state property audit in fiscal 2026 and valuation allowance adjustments in fiscal 2025 and fiscal 2026. The following table represents the Company’s calculation of non-GAAP Income Tax Expense (Benefit) for the periods presented and a reconciliation to the most directly comparable GAAP financial measure:

	Unaudited
	($ in thousands)
	Three Months Ended		Twelve Months Ended
	May 30, 2026	May 31, 2025	May 30, 2026	May 31, 2025
Income tax provision (benefit) reconciliation
Income tax provision (benefit)	$447	$889	$1,095	$(388)
(Gain) loss on disposal of healthcare assets and related charges	(225)	41	(225)	1,319
Settlement of an unclaimed state property audit	78	—	78	—
Valuation allowance adjustment	426	(617)	426	(617)
Non-GAAP income tax provision	$726	$313	$1,374	$314

Non-GAAP Net Income (Loss): Non-GAAP Net Income (Loss) is net income (loss), adjusted to exclude the gain/loss on the sale of assets of the Company’s Healthcare business recorded in fiscal 2025 and fiscal 2026, the settlement of an unclaimed state property audit in fiscal 2026, and valuation allowance adjustments in fiscal 2025 and fiscal 2026. The following table represents the Company’s calculation of non-GAAP Net Income (Loss) for the periods presented and a reconciliation to the most directly comparable GAAP financial measure:

	Unaudited
	($ in thousands)
	Three Months Ended		Twelve Months Ended
	May 30, 2026	May 31, 2025	May 30, 2026	May 31, 2025
Net income (loss) reconciliation
Net income (loss)	$3,702	$1,075	$6,383	$(1,143)
(Gain) loss on disposal of healthcare assets and related charges	(622)	117	(622)	3,755
Settlement of an unclaimed state property audit	358	—	358	—
Valuation allowance adjustment	(426)	617	(426)	617
Non-GAAP net income	$3,012	$1,809	$5,693	$3,229

NON-GAAP FINANCIAL MEASURES (continued)

Non-GAAP Earnings (Loss) Per Common Share (Diluted): Non-GAAP Earnings (Loss) Per Common Share (Diluted) is net income (loss) per share (diluted), adjusted to exclude the gain/loss on the sale of assets of the Company’s Healthcare business recorded in fiscal 2025 and fiscal 2026, the settlement of an unclaimed state property audit in fiscal 2026, and valuation allowance adjustments in fiscal 2025 and fiscal 2026. The following table represents the Company’s calculation of non-GAAP Earnings (Loss) Per Common Share (diluted) for the periods presented and a reconciliation to the most directly comparable GAAP financial measure:

	Unaudited
	Three Months Ended		Twelve Months Ended
	May 30, 2026	May 31, 2025	May 30, 2026	May 31, 2025
Net income (loss) per diluted share reconciliation
Net income (loss) per diluted share	$0.25	$0.08	$0.44	$(0.08)
(Gain) loss on disposal of healthcare assets and related charges	(0.04)	—	(0.04)	0.26
Settlement of an unclaimed state property audit	0.03	—	0.03	—
Valuation allowance reversal	(0.03)	0.04	(0.03)	0.04
Non-GAAP income per diluted share	$0.21	$0.12	$0.40	$0.22

EBITDA: EBITDA is net income (loss), plus income tax expense (benefit) and depreciation and amortization expense. The following table represents the Company’s calculation of EBITDA for the periods presented and a reconciliation to the most directly comparable GAAP financial measure:

	Unaudited
	($ in thousands)
	Three Months Ended		Twelve Months Ended
	May 30, 2026	May 31, 2025	May 30, 2026	May 31, 2025
Net income (loss)	$3,702	$1,075	$6,383	$(1,143)
Income tax provision (benefit)	447	889	1,095	(388)
Depreciation & amortization	892	965	3,789	4,002
EBITDA	$5,041	$2,929	$11,267	$2,471

Adjusted EBITDA: Adjusted EBITDA is EBITDA (a non-GAAP financial measure defined and calculated in accordance with the above), adjusted to exclude the gain/loss on the sale of assets of the Company’s Healthcare business recorded in fiscal 2025 and fiscal 2026 and the settlement of an unclaimed state property audit in fiscal 2026. The following table represents the Company’s calculation of Adjusted EBITDA for the periods presented and a reconciliation to the most directly comparable GAAP financial measure:

	Unaudited
	($ in thousands)
	Three Months Ended		Twelve Months Ended
	May 30, 2026	May 31, 2025	May 30, 2026	May 31, 2025
Net income (loss)	$3,702	$1,075	$6,383	$(1,143)
Income tax provision (benefit)	447	889	1,095	(388)
Depreciation & amortization	892	965	3,789	4,002
EBITDA	5,041	2,929	11,267	2,471
Disposal of healthcare assets	(847)	158	(847)	5,074
Settlement of an unclaimed state property audit	436	—	436	—
Adjusted EBITDA	$4,194	$3,087	$10,420	$7,545

Management believes the non-GAAP financial measures referenced herein provide useful information to investors in assessing the Company’s financial performance because items that are not considered by the

Company to be indicative of the Company’s ongoing results, such as the one-time gain/loss on the sale of assets of the Company’s Healthcare business, are excluded.

Our management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating our financial performance and when planning, forecasting and analyzing future periods.

The non-GAAP financial measures presented herein, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies. These non-GAAP financial measures are not intended to be used as a substitute for the related GAAP financial measures. The non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP.

CONFERENCE CALL INFORMATION

The Company will host a conference call and question-and-answer session on Thursday, July 23, 2026, at 9:00 a.m. Central Time, to discuss its fourth quarter and fiscal 2026 results.

Participants may register for the call here. While not required, it is recommended you join 10 minutes prior to the event start. A replay of the call will be available beginning at 1:00 p.m. Central Time on July 23, 2026, for seven days. Registration instructions are also on our website at www.rell.com.

In addition, the webcast link is available here.

FORWARD-LOOKING STATEMENTS

This release includes certain “forward-looking” statements as defined by the Securities and Exchange Commission. Statements in this press release regarding the Company’s business that are not historical facts represent “forward-looking” statements that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K filed on August 4, 2025, and other reports we file with the Securities and Exchange Commission. The Company assumes no responsibility to update the “forward-looking” statements in this release as a result of new information, future events or otherwise.

ABOUT RICHARDSON ELECTRONICS, LTD.

Richardson Electronics, Ltd. is a leading global manufacturer of engineered solutions, green energy products, power grid and microwave tubes, and related consumables; power conversion and RF and microwave components including green energy solutions; tubes for diagnostic imaging equipment; and customized display solutions.

More than 55% of our products are manufactured in LaFox, Illinois, Marlborough, Massachusetts, or Donaueschingen, Germany, or by one of our manufacturing partners throughout the world. All our partners manufacture to our strict specifications and per our Supplier Code of Conduct. We serve customers in alternative energy, healthcare, aviation, broadcast, communications, industrial, marine, medical, military, scientific, and semiconductor markets. The Company’s strategy is to provide specialized technical expertise and “engineered solutions” based on our core engineering and manufacturing capabilities. The Company provides solutions and adds value through design-in support, systems integration, prototype design and manufacturing, testing, logistics, and aftermarket technical service and repair through its global infrastructure. More information is available at www.rell.com.

Richardson Electronics’ common stock trades on the NASDAQ Global Select Market under the ticker symbol RELL.

Richardson Electronics, Ltd.

Unaudited Consolidated Balance Sheets

(in thousands, except per share amounts)

	May 30, 2026	May 31, 2025
Assets
Current assets:
Cash and cash equivalents	$31,779	$35,901
Accounts receivable, less allowance for credit losses of $350 and $250, respectively	33,162	24,117
Inventories, net	103,020	102,799
Prepaid expenses and other assets	4,770	3,070
Total current assets	172,731	165,887
Non-current assets:
Property, plant and equipment, net	19,003	18,355
Intangible assets, net	285	345
Right of use lease assets, net	1,389	2,276
Deferred income tax assets	8,346	8,744
Other non-current assets	263	228
Total non-current assets	29,286	29,948
Total assets	$202,017	$195,835
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,593	$21,339
Accrued liabilities	15,989	14,276
Lease liabilities current	787	1,171
Total current liabilities	36,369	36,786
Non-current liabilities:
Deferred income tax liabilities	177	81
Lease liabilities non-current	602	1,105
Other non-current liabilities	1,168	1,204
Total non-current liabilities	1,947	2,390
Total liabilities	38,316	39,176
Commitments and contingencies
Stockholders’ Equity
Common stock, $0.05 par value; 12,588 and 12,362 shares issued and outstanding on May 30, 2026 and May 31, 2025, respectively	629	618
Class B common stock, convertible, $0.05 par value; 2,036 and 2,049 shares issued and outstanding on May 30, 2026 and May 31, 2025, respectively	102	102
Additional paid-in-capital	76,950	74,445
Retained earnings	82,284	79,340
Accumulated other comprehensive income	3,736	2,154
Total stockholders’ equity	163,701	156,659
Total liabilities and stockholders’ equity	$202,017	$195,835

Richardson Electronics, Ltd.

Unaudited Consolidated Statements of Comprehensive Income (Loss)

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	May 30, 2026	May 31, 2025	May 30, 2026	May 31, 2025
Net sales	$66,197	$51,889	$228,564	$208,909
Cost of sales	45,536	35,514	157,217	$144,109
Gross profit	20,661	16,375	71,347	64,800
Selling, general and administrative expenses	17,638	15,566	65,717	62,173
Loss on disposal of property, plant and equipment	3	20	13	16
(Gain) loss on disposal of healthcare assets and related charges	(847)	158	(847)	5,074
Operating income (loss)	3,867	631	6,464	(2,463)
Other (income) expense:
Interest income	(108)	(205)	(544)	(392)
Foreign exchange	(175)	(1,112)	452	(496)
Other, net	1	(16)	(922)	(44)
Total other (income) expense	(282)	(1,333)	(1,014)	(932)
Income (loss) before income taxes	4,149	1,964	7,478	(1,531)
Income tax provision (benefit)	447	889	1,095	(388)
Net income (loss)	3,702	1,075	6,383	(1,143)
Foreign currency translation gain, net of tax	(153)	3,204	1,582	1,390
Comprehensive income	$3,549	$4,279	$7,965	$247

Net income (loss) per share:
Common stock - Basic	$0.26	$0.08	$0.45	$(0.08)
Class B common stock - Basic	0.23	0.07	0.40	(0.07)
Common stock - Diluted	0.25	0.08	0.44	(0.08)
Class B common stock - Diluted	0.23	0.07	0.40	(0.07)

Weighted average number of shares:
Common stock - Basic	12,535	12,341	12,492	12,298
Class B common stock - Basic	2,037	2,049	2,042	2,049
Common stock - Diluted	12,787	12,515	12,690	12,298
Class B common stock - Diluted	2,037	2,049	2,042	2,049

Richardson Electronics, Ltd.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Fiscal Year Ended
	May 30, 2026	May 31, 2025
Operating activities:
Net income (loss)	$6,383	$(1,143)
Adjustments to reconcile net income to cash provided by operating activities:
Unrealized foreign currency gain	(24)	(1,002)
Depreciation and amortization	3,789	4,002
Inventory provisions	499	550
Share-based compensation expense	1,621	1,545
Loss on disposal of property, plant and equipment	10	16
Deferred income taxes	1,060	(3,257)
(Gain) loss on disposal of healthcare assets and related charges	(847)	5,074
Change in assets and liabilities:	—	—
Accounts receivable	(8,909)	130
Inventories	742	206
Prepaid expenses and other assets	(2,265)	(180)
Accounts payable	(1,870)	5,525
Accrued liabilities	1,127	(1,240)
Other	(554)	326
Net cash provided by operating activities	762	10,552
Investing activities:
Capital expenditures	(4,383)	(2,811)
Proceeds from the sale of property, plant and equipment	—	7
Proceeds from disposal of healthcare assets	1,300	6,827
Net cash (used in) provided by investing activities	(3,083)	4,023
Financing activities:
Proceeds from issuance of common stock	993	320
Cash dividends paid on common and Class B common stock	(3,439)	(3,407)
Proceeds from revolving credit facility	—	1,000
Repayment of revolving credit facility	—	(1,000)
Other	(98)	(159)
Net cash used in financing activities	(2,544)	(3,246)
Effect of exchange rate changes on cash and cash equivalents	743	309
(Decrease) increase in cash and cash equivalents	(4,122)	11,638
Cash and cash equivalents at beginning of period	35,901	24,263
Cash and cash equivalents at end of period	$31,779	$35,901

Richardson Electronics, Ltd.

Unaudited Net Sales and Gross Profit

For the Fourth Quarter and Fiscal 2026 and 2025

($ in thousands)

By Strategic Business Unit:

Net Sales
		Three Months Ended		FY26 vs. FY25
		May 30, 2026	May 31, 2025	% Change
PMT		$47,487	$37,068	28.1%
GES		6,455	5,360	20.4%
Canvys		12,255	9,461	29.5%
Total		$66,197	$51,889	27.6%

		Twelve Months Ended		FY26 vs. FY25
		May 30, 2026	May 31, 2025	% Change
PMT		$160,490	$147,045	9.1%
GES		30,814	28,719	7.3%
Canvys		37,260	33,145	12.4%
Total		$228,564	$208,909	9.4%

Gross Profit
	Three Months Ended
	May 30, 2026	% of Net Sales	May 31, 2025	% of Net Sales
PMT	$14,756	31.1%	$11,641	31.4%
GES	1,952	30.2%	1,693	31.6%
Canvys	3,953	32.3%	3,041	32.1%
Total	$20,661	31.2%	$16,375	31.6%

	Twelve Months Ended
	May 30, 2026	% of Net Sales	May 31, 2025	% of Net Sales
PMT	$50,092	31.2%	$44,881	30.5%
GES	9,327	30.3%	9,030	31.4%
Canvys	11,928	32.0%	10,889	32.9%
Total	$71,347	31.2%	$64,800	31.0%

Richardson Electronics, Ltd.

Unaudited Reconciliation Between GAAP and Non-GAAP Financial Measures

For the Fourth Quarter and Fiscal 2026 and 2025

($ in thousands except per share amounts)

NON-GAAP INCOME (LOSS)

	Three Months Ended		Twelve Months Ended
	May 30, 2026	May 31, 2025	May 30, 2026	May 31, 2025
Operating income (loss) reconciliation
Income (loss) from operations	$3,867	$631	$6,464	$(2,463)
(Gain) loss on disposal of healthcare assets and related charges	(847)	158	(847)	5,074
Settlement of an unclaimed state property audit	436	—	436	—
Non-GAAP operating income	$3,456	$789	$6,053	$2,611

	Three Months Ended		Twelve Months Ended
	May 30, 2026	May 31, 2025	May 30, 2026	May 31, 2025
Income (loss) before income taxes reconciliation
Income (loss) before income tax	$4,149	$1,964	$7,478	$(1,531)
(Gain) loss on disposal of healthcare assets and related charges	(847)	158	(847)	5,074
Settlement of an unclaimed state property audit	436	—	436	—
Non-GAAP income before tax	$3,738	$2,122	$7,067	$3,543

	Three Months Ended		Twelve Months Ended
	May 30, 2026	May 31, 2025	May 30, 2026	May 31, 2025
Income tax provision (benefit) reconciliation
Income tax provision (benefit)	$447	$889	$1,095	$(388)
(Gain) loss on disposal of healthcare assets and related charges	(225)	41	(225)	1,319
Settlement of an unclaimed state property audit	78	—	78	—
Valuation allowance adjustment	426	(617)	426	(617)
Non-GAAP income tax provision	$726	$313	$1,374	$314

	Three Months Ended		Twelve Months Ended
	May 30, 2026	May 31, 2025	May 30, 2026	May 31, 2025
Net income (loss) reconciliation
Net income (loss)	$3,702	$1,075	$6,383	$(1,143)
(Gain) loss on disposal of healthcare assets and related charges	(622)	117	(622)	3,755
Settlement of an unclaimed state property audit	358	—	358	—
Valuation allowance adjustment	(426)	617	(426)	617
Non-GAAP net income	$3,012	$1,809	$5,693	$3,229

	Three Months Ended		Twelve Months Ended
	May 30, 2026	May 31, 2025	May 30, 2026	May 31, 2025
Net income (loss) per diluted share reconciliation
Net income (loss) per diluted share	$0.25	$0.08	$0.44	$(0.08)
(Gain) loss on disposal of healthcare assets and related charges	(0.04)	—	(0.04)	0.26
Settlement of an unclaimed state property audit	0.03	—	0.03	—
Valuation allowance reversal	(0.03)	0.04	(0.03)	0.04
Non-GAAP income per diluted share	$0.21	$0.12	$0.40	$0.22

Richardson Electronics, Ltd.

Unaudited Reconciliation Between GAAP and Non-GAAP Financial Measures

For the Fourth Quarter and Fiscal 2026 and 2025

($ in thousands except per share amounts)

EBITDA

	Three Months Ended		Twelve Months Ended
	May 30, 2026	May 31, 2025	May 30, 2026	May 31, 2025
Net income (loss)	$3,702	$1,075	$6,383	$(1,143)
Income tax provision (benefit)	447	889	1,095	(388)
Depreciation & amortization	892	965	3,789	4,002
EBITDA	5,041	2,929	11,267	2,471
Disposal of healthcare assets	(847)	158	(847)	5,074
Settlement of an unclaimed state property audit	436	—	436	—
Adjusted EBITDA	$4,194	$3,087	$10,420	$7,545